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                                  EXHIBIT 11
                       Computation of Earnings Per Share

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
                                              Three Months Ended             Six Months Ended
                                                 December 31,                  December 31,
                                              ------------------            ------------------
                                              1994          1993            1994          1993
                                              ----          ----            ----          ----
PRIMARY:
Weighted average shares outstanding       19,316,826     17,585,401      18,574,587    17,575,792

Net effect of dilutive stock warrants
based on the Treasury Stock method
using average market price                    25,946         97,505          54,458        92,330

Net effect of dilutive stock options
based on the Treasury Stock method
using average market price                   301,912        359,312         298,037       336,192
                                          --------------------------------------------------------
                                          19,644,684     18,042,218      18,927,082    18,004,314
                                          ========================================================
FULLY DILUTED:
Weighted average shares outstanding       19,316,826     17,585,401      18,574,587    17,575,792

Net effect of dilutive stock warrants
based on the Treasury Stock method
using end of period market price              25,946         97,505          55,280       100,272

Net effect of dilutive stock options
based on the Treasury Stock method
using end of period market price             301,912        359,312         300,827       356,863
                                          --------------------------------------------------------

                                          19,644,684     18,042,218      18,930,694    18,032,927
                                          ========================================================

                                               (thousands of dollars, except per share data)

Net income                                $    5,220     $    4,100      $   10,238    $    8,527
                                          ========================================================

Per share amount - Primary                $     0.27     $     0.23      $     0.54    $     0.47
                                          ========================================================

Per share amount - Fully diluted          $     0.27     $     0.23      $     0.54    $     0.47
                                          ========================================================
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